SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012

CAPE BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33934 (Commission File Number)	26-1294270 (I.R.S. Employer Identification No.)

225 North Main Street, Cape May Courthouse, New Jersey 08210
 (Address of principal executive offices)

(609) 465-5600
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Employment Agreement with Michael D. Devlin.  On September 24, 2012, the board of directors of Cape Bank (the “Bank”), the wholly-owned subsidiary of Cape Bancorp, Inc., approved an updated employment agreement (the “2012 Employment Agreement”) with Michael D. Devlin, Chief Executive Officer and President of the Bank, which will be effective as of October 1, 2012.   The terms of the 2012 Employment Agreement are substantially similar to those of the employment agreement previously entered into with Mr. Devlin on October 1, 2010 (the “2010 Employment Agreement”), the terms of which were disclosed on a Current Report on Form 8-K filed on October 6, 2010.   In addition, the 2012 Employment Agreement provides that in the event the Bank is unable to provide life insurance and non-taxable medical and dental coverage for a period of two years after the agreement’s termination under group policies in effect for employees of the Bank, the Bank will pay for such coverage for up to two years through providers in the health care system then available in the State of New Jersey.

 The foregoing description of the employment agreement with Mr. Devlin is qualified in its entirety by reference to the employment agreement that is attached hereto as Exhibit 10.1 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None
(b)	Pro Forma Financial Information: None
(c)	Shell company transactions: None
(d)	Exhibits:

Exhibit Number	Description
Exhibit 10.1	Employment Agreement between Cape Bank and Michael D. Devlin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPE BANCORP, INC.

Date: September 25, 2012	By: /s/ Guy Hackney___________________________
Guy Hackney
Executive Vice President and Chief Financial Officer
(Duly Authorized Representative)